Exhibit 10.27

2/23/2000

GUARANTY AGREEMENT

OF

APCOA/STANDARD PARKING, INC.

THIS GUARANTY AGREEMENT (“the Guaranty”) is made this       day of March, 2000, by APCOA/Standard Parking Inc., a Delaware Corporation, having its headquarters at Chicago, Illinois (the “Guarantor”) to and for the benefit of the State of Connecticut, Department of Transportation (“the State”) having its headquarters at Newington, Connecticut.

WITNESSETH:

WHEREAS, APCOA Bradley Parking Company, LLC (“ABPC”) entered in a Construction, Financing and Operating Special Facility Lease Agreement with the State of even date herewith (the “Lease”), a copy of which is attached hereto as Exhibit A; and

WHEREAS, pursuant to the Lease, ABPC has entered into a License Agreement with the Guarantor, which is attached hereto as Exhibit B, through which the Guarantor is responsible for all non-construction obligations of ABPC under the Lease during the construction phase of the Garage, as each is defined in the Lease and License Agreement; and

WHEREAS, pursuant to the Lease, ABPC has entered into an Assignment Agreement with Bradley Airport Parking, Limited Partnership (“BAP”), of which the Guarantor is the sole general partner, which is attached hereto as Exhibit C, through which BAP is responsible for all non-construction obligations of ABPC during the term of the Assignment Agreement, as each is defined in the Lease and Assignment Agreement; and

WHEREAS, to induce the State to enter into the Lease, the Guarantor has agreed with the State to guarantee the payment of all Guaranteed Payments, which are the sum of the Garage Guaranteed Payments and the Surface Parking Guaranteed Payments as defined and set forth in Sections 6(b)(1) and 6(b)(2) of the Lease.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

1. (a) The Guarantor hereby irrevocably, unconditionally and absolutely guarantees the due and punctual payment to the Trustee, as defined in the Lease, or assignee on behalf of the State, of funds sufficient to make any of the Guaranteed Payments for which the Trustee has insufficient funds on deposit in the appropriate accounts to make the required payment on the scheduled payment date, after application thereto of amounts available therefor from all prior sources as provided in Section 6 of the Lease and upon notification by the Trustee as set forth below. The Guarantor will pay any such amounts and perform such obligations promptly upon demand as set forth herein, such amounts constituting the direct and primary obligation of the Guarantor. Failure to make any such payments when due constitutes a default under this Guaranty. Should such default continue after the opening of business on the date the Trustee is required to make the deposits pursuant to the Lease such default shall also constitute a default under the Lease and, the State shall have every remedy available to it under the Lease.

(b) The Guarantor hereby acknowledges that in the event the Trustee notifies the Guarantor by telephone and telecopier transmission, promptly confirmed in writing by overnight express, of the amount of shortfall or deficiency in any amounts necessary to make a Guaranteed Payment, after application thereto of amounts available therefor from all prior sources as provided in Section 6 of the Lease (each such deficiency or shortfall amount to be known as a “Guarantor Payment”), the Guarantor shall wire transfer the amount of such Guarantor Payment to the Trustee within three business days of such telephonic and telecopier notice. The Guarantor shall be entitled to a reimbursement of such payment, with interest and premium thereon, as set forth and as limited in Section 6(b)(4) of the Lease. The Trustee shall give telephonic notice of the obligation of the Guarantor to make a Guarantor Payment to the Office of the General Counsel, at 312-274-2030 and, telecopier notice to the Office of the General Counsel, at 312-640-6162, and overnight express notice to the Office of the General Counsel, at APCOA/Standard Parking, Inc., 900 North Michigan Avenue, Suite 1600, Chicago, IL, 60611, or such other numbers and addresses as the Guarantor may hereafter supply to the State in writing. The Guarantor shall promptly notify the State and the Trustee of any change of the person to be notified, along with any change of the proper telephone number, telecopier number, and overnight express address. The failure of the Guarantor to provide proper notice of the such changes, or the failure of any telecopier transmission, shall not excuse the Guarantor from its obligations to make timely payment when due to the Trustee.

Notwithstanding anything herein to the contrary, the Guarantor shall not be obligated to make a Guarantor Payment or any portion thereof to the extent such Guarantor Payment or portion thereof is solely caused by the failure of the State to perform its obligations under the first sentence only of Section 7(a)(4)(b) of the Lease.

(c) Under no circumstances and in no event shall payment of any Guarantor Payments be construed as or deemed to be a construction obligation of ABPC or the Guarantor.

2. Except as provided in paragraph 1(b) above, the Guarantor waives diligence, presentment, protest, notice of dishonor, demand for payment, extension of time for payment, notice of acceptance of this Guaranty, non-payment at maturity and indulgence and notices of every kind, and consents to any and all forbearances and extensions of the time of payment of the Guaranteed Payments and to any and all changes in the terms, covenants and conditions thereof made or granted by written amendment to the Lease or to this Guaranty; it being the intention hereof that the Guarantor shall remain liable absolutely and unconditionally as set forth herein until the end of the full Lease Term, unless such term shall be terminated earlier as set forth within the Lease, except that a default by ABPC under the Lease or the bankruptcy or insolvency of ABPC shall not operate to terminate the obligations of the Guarantor hereunder. The Guarantor also waives all rights waived in the Lease by ABPC. Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected, diminished, modified or impaired by reason of the assertion of or the failure to assert by the State or the Trustee against ABPC or its successors or assigns, any of the rights or remedies reserved to the State or the Trustee pursuant to the provisions of the Lease.

3. The Guarantor agrees that the obligations of the Guarantor hereunder shall not be affected by any action taken by the State or the Trustee under the Lease in the exercise of any right or remedy therein conferred, or by any invalidity or unenforceability thereof, or by any defense or counterclaim that may be available to ABPC against the State or the Trustee, except a defense or counterclaim specifying the failure of the State to perform its obligations under the first sentence only of Section 7(a)(4)(b) of the Lease, it being the purpose and intent of the Guarantor that this Guaranty and the obligations of the Guarantor hereunder shall be absolute and unconditional, as set forth herein. The Guarantor agrees that the rights of the State hereunder may be exercised by the Trustee or other assignee of the State.

4. The Guarantor agrees that this Guaranty may be enforced by the State, or by the Trustee or other assignee of the State, without first resorting to or exhausting any other security, collateral or guaranty except the prior sources for Guaranteed Payments as set forth in Section 6 of the Lease, through court proceedings or otherwise; provided, however, that nothing herein contained shall prevent the State from suing on the Lease with or without making the Guarantor a party to the suit or from exercising other rights thereunder, and if such suit or other remedy is availed of, only the net proceeds therefrom, after deduction of all charges and expenses of every kind and nature whatsoever incurred in connection with the enforcement of the Lease and any other documents securing the Lease, shall be applied, and the State shall not be required to institute or prosecute proceedings to recover any deficiency as a condition of payment hereunder or enforcement hereof.

5. The Guarantor represents and warrants that, as of the date hereof:

(a) It has furnished to the State true and correct copies of the most recently available financial statements of the Guarantor. Said statements fairly present the financial condition of the Guarantor as of the date indicated and the result of operations during the period indicated. No material adverse change has occurred in the financial condition of the Guarantor since the date of such statements.

(b) It is a duly organized and existing Delaware corporation, is in good standing in Delaware and is duly licensed or qualified and in good standing in Connecticut and in each other material jurisdiction in which it owns property or in which the nature of the business conducted by it requires such licensing or qualification and is duly authorized to make and perform this Guaranty.

(c) The Guarantor has duly authorized the execution and delivery of this Guaranty and this Guaranty constitutes the legal, valid and binding obligation of the Guarantor, enforceable in accordance with its terms. The execution and delivery of this Guaranty does not, and the performance by the Guarantor of its obligations under this Guaranty will not, violate any provision of law applicable to the Guarantor or of the Certificate of Incorporation or By-Laws of the Guarantor, or any agreement, indenture, note or other instrument which is binding upon the Guarantor.

(d) No consent, license or approval from any governmental authority is or will be necessary for the valid execution, delivery and performance by the Guarantor of this Guaranty.

(e) There are no actions, suits or proceedings pending or to its knowledge, threatened against it before any court or other federal, state, municipal or other governmental authority or before any arbitrator(s) which would have a material adverse effect upon the ability of the Guarantor to perform its obligations under this Guaranty. The Guarantor is not in default with respect to any order of any court, arbitrator or governmental body.

(f) The Guarantor is not in default in the performance, observance or fulfillment of any of the terms, obligations, covenants, conditions or provisions contained in any agreement or instrument to which the Guarantor is a party or to which its property is subject, which default, together with all such defaults, singly or in the aggregate, may have a materially adverse effect on the business, assets, liabilities, financial condition, results of operations or business prospects of Guarantor.

(g) The Guarantor has substantially complied with all filing requirements for all federal, state and municipal income and other tax returns which are required to be filed, and has paid, or made provision for the payment of, all taxes which have become due pursuant to said returns, except such taxes, if any, which are being contested in good faith and as to which adequate reserves have been provided.

(g) The Guarantor has, to the best of its knowledge and belief, substantially complied with all applicable statutes, rules, regulations, orders and restrictions of any governmental entity, instrumentality or agency having jurisdiction over the conduct of its business or the ownership of its property.

(h) The Guarantor has substantially complied with all requirements for obtaining all franchises, permits, licenses and other similar authorizations necessary for the conduct of its business as now being conducted by it and is not aware of any state of facts that would make it impossible or impractical to obtain any similar authorization necessary for the conduct of its business as planned to be conducted, and the Guarantor is not in material violation, nor will the transactions contemplated by this Guaranty cause a violation, of the terms or provisions of any such franchise, permit, license or other similar authorization.

6. The Guarantor agrees that the Guarantor’s obligations to make Guarantor Payments in accordance with the terms of this Guaranty shall not be impaired, modified, changed, released, or limited in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of ABPC or its estate in bankruptcy resulting from the operation of any present or future provision of the Federal Bankruptcy Code or other similar statute, or from the decision of any court.

7. Until this Guaranty is terminated as herein provided, the Guarantor agrees that it will:

(a) Preserve and maintain its existence as a corporation duly organized, validly existing and in good standing under the laws of Connecticut, and remain qualified to do business and in good standing in each other material jurisdiction where the nature of its business or the ownership of its property makes such qualification necessary.

(b) Keep its properties in good working order and adequately insured by financially sound and reputable insurers to the same extent, in the same amounts and against the same risks as is customary in the same or similar businesses.

(c) Notify the State promptly of (a) the occurrence of any default hereunder; (b) the occurrence of any event which results or might result in a materially adverse change in the financial condition of the Guarantor; and (c) the commencement of any action, suit or proceeding against the Guarantor in which the amount claimed exceeds $1,000,000.

(d) Not discontinue its business, be dissolved or otherwise suffer or permit any termination of its corporate existence, merge or consolidate with any other entity, or sell or otherwise transfer all or a material portion of its properties or assets, unless the surviving entity, in the event of such a merger or consolidation or sale of assets, and if such entity is not the Guarantor, expressly assumes in writing the obligations of the Guarantor under this Guaranty.

(e) Substantially comply with all laws and regulations applicable to it and/or its properties and/or its business and maintain its property in good repair.

(f) Provide the State with audited annual financial statements of the Guarantor and its consolidated subsidiaries prepared by the Guarantor’s independent accountant in accordance with generally accepted accounting principles consistently applied throughout the periods concerned (except as otherwise disclosed in the notes to such financial statements) and which fairly present the financial position and results of operations of the Guarantor and its consolidated subsidiaries at the respective dates and for the respective periods indicated therein, within sixty (60) days of the end of the Guarantor’s fiscal year, and make all of its books and records available for inspection by the State during reasonable business hours. Any documents or reports provided pursuant to this Guaranty shall be true and correct in all material respects as of their date and shall not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

8. The Guarantor agrees that in the event this Guaranty is placed in the hands of any attorney for enforcement, the Guarantor will reimburse the State for all expenses incurred, including reasonable attorneys’ fees.

9. The Guarantor agrees that this Guaranty shall inure to the benefit of and may be enforced by the State, and any of its successors or assigns, including the Trustee, and shall be binding upon and enforceable against the Guarantor and the Guarantor’s respective successors and assigns. The Guarantor further agrees that the Trustee may assign any or all of its rights under this Guaranty to a successor trustee as provided under the Indenture.

10. The Guarantor agrees that all documents and agreements executed and delivered pursuant hereto, when delivered, will be valid and binding in accordance with their respective terms and will deliver an opinion of counsel with respect thereto satisfactory to the State.

11. The occurrence of any of the following events shall constitute an event of default (“Event of Default”) by the Guarantor:

(a) Any representation or warranty made by the Guarantor in writing in connection with this Guaranty which shall prove to have been incorrect in any material respect when made.

(b) The breach by the Guarantor of any other provision hereof.

(c) Nonpayment by the Guarantor of any Guarantor Payment when due.

(d) The entry of a decree or order for relief by a court having jurisdiction in respect of the Guarantor or in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Guarantor or for any substantial part of the property of the Guarantor, which shall remain in effect for a period of ninety (90) consecutive days; or upon the commencement by the Guarantor of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by the Guarantor to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Guarantor or for any substantial part of the property of the Guarantor or the making by the Guarantor of any assignment for the benefit of creditors.

If any Event of Default shall occur hereunder (whether or not an independent default shall have occurred under the Lease), then the State or the Trustee shall have the right to take whatever action at law or in equity it shall deem necessary or desirable to enforce performance and observation of the Guarantor’s obligations hereunder, including, without limitation, the right to demand immediate payment of Guarantor Payments then due and payable by Guarantor without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

12. The Guarantor agrees that, as used hereinabove, unless the context clearly indicates a contrary context, pronouns of any gender shall include the other genders, and either the singular or plural shall include the other.

13. The Guarantor agrees that, if this Guaranty is executed by more than one Guarantor, the liability of each Guarantor hereunder shall be joint and several.

14. The Guarantor agrees that, this Guaranty shall be governed by and construed in accordance with the laws of the State of Connecticut.

15. The Guarantor agrees not to transfer any interest in ABPC or APCOA/TBI without the prior, written approval of the State.

16. The liability of the undersigned shall be absolute and continuing until the Lease is terminated by its terms, unless such termination is the result of an event of default thereunder or the bankruptcy or insolvency of ABPC.

17. Other than notice as provided in Section 1(b) hereof from the Trustee to the Guarantor that it is obligated to make a Guarantor Payment, any notice herein required or permitted to be given to the undersigned hereunder may be given by telephone (confirmed within twenty-four hours in writing), or in writing by depositing the same in the United States mail, postage prepaid, addressed to the undersigned as follows: The Office of the General Counsel, at 312-274-2030 and APCOA /Standard Parking, Inc., 900 North Michigan Avenue, Suite 1600, Chicago, IL 60611, or at such other address as any of the undersigned may hereafter furnish to the State in writing.

18. No delay or omission by the State to exercise any right or power hereunder or under the Lease or any other document pertaining to the Lease shall impair such right or power or be construed to be a waiver of any default or any acquiescence therein, and any single or partial exercise of any such right or power shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver whatsoever shall be valid unless in writing signed by the State, and then only to the extent in such writing specifically set forth. All remedies herein or by law afforded shall be cumulative and shall be available to the State until all obligations of the Guarantor hereunder have been paid or satisfied in full.

19. The Guarantor acknowledges that it will materially, directly or indirectly, receive financial benefit from the Lease.

20. No amendment or supplement to or other modification of this Guaranty and no consent or waiver hereunder shall be of any effect unless it is in writing and executed by the Guarantor and the State.

21. (a) For purposes of this Guaranty, the term ABPC shall include the successors and assigns of APCOA Bradley  Parking Company, LLC.

(b) For the purpose of the Guaranty, the term Trustee shall include the Trustee acting in its capacity as Custodian under the Custody Agreement, as those terms are defined in the Lease.

22. In the event that any term or provision of this Agreement conflicts with any provision of the Lease, the Lease shall prevail..

23. This Guaranty contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements relating to such subject matter and may not be modified, amended, supplemented or discharged except by a written agreement signed by Guarantor, the State and the Trustee.

24. If all or any portion of any provision contained in this Guaranty shall be determined to be invalid, illegal or unenforceable in any respect for any reason, such provision or portion thereof shall be deemed stricken and severed from this Guaranty and the remaining provisions and portions thereof shall continue in full force and affect.

25. This Guaranty may be executed in counterparts which together shall constitute the same instrument.

IN WITNESS WHEREOF, this Guaranty has been duly signed, sealed and delivered by the Guarantor the day and year first above written.

GUARANTOR,

APCOA/Standard Parking, Inc.

By:	/s/ James A. Wilhelm
Its: James A. Wilhelm, Senior Executive Duly
Authorized Vice President, Chief Operations Officer

ACCEPTED:

STATE OF CONNECTICUT, Department of Transportation James F. Sullivan, Commissioner

By:	/s/ Robert F. Juliano
Bureau Chief,
Bureau of Aviation and Ports

ASSIGNMENT:

The State hereby assigns to First Union National Bank, in its capacities as Trustee and/or Custodian, each as defined in the Lease identified herein, the non-exclusive right to enforce the obligations of the Guarantor hereunder to make Guaranteed Payments in accordance with the provisions of this Guaranty.

STATE OF CONNECTICUT, Department of Transportation James F. Sullivan, Commissioner

By:	/s/ Robert F. Juliano
Bureau Chief,
Bureau of Aviation and Ports

ACCEPTED:

FIRST UNION NATIONAL BANK As Trustee and as Custodian

By: